Exhibit 23.1

                               Arthur Andersen LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 21, 1998 included in Scott's Liquid Gold-Inc.'s 10-K for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement..





                              ARTHUR ANDERSEN LLP


Denver, Colorado
November 10, 1998